Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2021, in the Registration Statement (Form F-1) and the related Prospectus of Similarweb Ltd. dated April 15, 2021.

/s/ Kost Forer Gabbay & Kasierer
April 15, 2021	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A member of Ernst & Young Global